Exhibit 10.25

Pursuant to Item 601(b)(10)(iv) of Regulation S-K, certain confidential information has been excluded from this document because JEPLAN, Inc. (“JEPLAN”) has determined that the information (i) is both not material and (ii) is the type that JEPLAN treats as private or confidential. Such information is marked in the document by exhibit with an asterisk [**].

[ENGLISH TRANSLATION]

Memorandum

Asahi Soft Drinks Co., Ltd. (hereinafter referred to as “Party A”), JEPLAN, Inc. (hereinafter referred to as “Party B”), and PET Refine Technology Co., Ltd. (hereinafter referred to as “Party C”) have agreed on the following in relation to the Agreement on the Purchase of Recycled PET Resin (hereinafter referred to as the “Original Agreement”) concluded between Party A and Party B dated May 18, 2021, and hereby enter into this Memorandum (hereinafter referred to as “this Memorandum”).

In this Memorandum, terms not specifically defined shall have the meanings defined in the Original Agreement.

Article 1 (Confirmation of Premises)

Party A, Party B, and Party C mutually confirm the following matters.

(1) The method of selling and purchasing Recycled PET Resin as stipulated in Article 1, Paragraph 1 of the Original Agreement is as follows.

① Party C sells Recycled PET Resin to Toyota Tsusho Corporation (hereinafter referred to as “Toyota Tsusho”).

② Party A purchases the Recycled PET Resin that Toyota Tsusho purchased from Party C in ① above.

(2) It is agreed that the price of Recycled PET Resin sold to Party A will reflect changes in energy market conditions and the price of Recycled PET Resin raw materials provided by Party A to Party B and Party C (hereinafter referred to as “Variable Elements”), and will be adjusted against the price stipulated in the Original Agreement.

Article 2 (Adjustment of Variable Elements)

1. The detailed calculation method for Variable Elements shall be in accordance with Exhibit 01.

2. The adjustment of Variable Elements shall be conducted between Party A and Party C.

3. Party A shall notify Party B and Party C of the quantity of Recycled PET Resin purchased from Toyota Tsusho in the previous month (hereinafter referred to as “Purchase Quantity”) by noon of the second business day of each month.

4. The method for adjusting Variable Elements shall be in accordance with Exhibit 01.

Article 3 (Confidentiality)

Party A, Party B, and Party C shall not disclose the contents of this Memorandum or any information obtained from the other party in relation to this Memorandum to any third party without the prior written consent of the other party, nor shall they use it for any purpose other than the performance of this Memorandum.

Article 4 (Separate Consultation)

Matters not provided for in this Memorandum and matters that give rise to doubts about the interpretation of this Memorandum shall be determined through good faith consultations between Party A, Party B, and Party C.

Article 5 (Agreed Jurisdiction)

Party A, Party B, and Party C agree that if it becomes necessary to litigate in relation to this Memorandum, the Tokyo District Court shall be the exclusive court of first instance.

Article 6 (Effective Period)

This Memorandum shall come into effect on August 1, 2022, and its effective period thereafter shall be identical to that of the Original Agreement.

In witness whereof, three copies of this document have been prepared, each signed and sealed by Parties A, B, and C, each retaining one copy.

August 29, 2022

Pursuant to Item 601(b)(10)(iv) of Regulation S-K, certain confidential information has been excluded from this document because JEPLAN, Inc. (“JEPLAN”) has determined that the information (i) is both not material and (ii) is the type that JEPLAN treats as private or confidential. Such information is marked in the document by exhibit with an asterisk [**].

Party A:

1-23-1 Azumabashi, Sumida-ku, Tokyo

Asahi Soft Drinks Co., Ltd.

President and Representative Director: Taichi Yoneme

Party B:

12-2 Ogimachi, Kawasaki-ku, Kawasaki City, Kanagawa Prefecture

JEPLAN, Inc.

President and Representative Director: Masaki Takao

Party C:

12-2 Ogimachi, Kawasaki-ku, Kawasaki City, Kanagawa Prefecture

PET Refine Technology Co., Ltd.

President and Representative Director: Daigo Iga

Pursuant to Item 601(b)(10)(iv) of Regulation S-K, certain confidential information has been excluded from this document because JEPLAN, Inc. (“JEPLAN”) has determined that the information (i) is both not material and (ii) is the type that JEPLAN treats as private or confidential. Such information is marked in the document by exhibit with an asterisk [**].

Exhibit 01 Method for Adjusting Variable Elements

1. Adjustment Target and Calculation Formula for Variable Elements

The adjustment target and calculation formula are underlined.

[**] x ① Crude Oil Market Change + [**] x ② LNG Market Change

①Crude Oil Market Change ＝ [**]

②LNG Market Change ＝ [**]

The units for each value are as follows.

-	[**]

The data sources for each value are as follows.

※1: [**]

※2: [**]

※3: [**]

2. Setting of Adjustment Amount Limit for Variable Elements

The limit of the production amount of Variable Elements is set to [**] yen/kg.

If the Variable Elements calculated based on the previous Paragraph 1 exceed [**] yen, the excess amount shall not be subject to the adjustment amount.

3. Price Revision Month for Variable Elements

Each quarter’s second month (February, May, August, November) will reflect the energy market conditions of the previous quarter starting from the month before the Price Revision Date.

Pursuant to Item 601(b)(10)(iv) of Regulation S-K, certain confidential information has been excluded from this document because JEPLAN, Inc. (“JEPLAN”) has determined that the information (i) is both not material and (ii) is the type that JEPLAN treats as private or confidential. Such information is marked in the document by exhibit with an asterisk [**].

Specifically, as follows.

Price Revision Date for Variable Elements	Energy Market Conditions to Be Referenced	Target (Quantity Received by Party A from Toyota Tsusho)
February 1	October to December of the previous quarter	Quantity received by Party A during the period from February to April
May 1	January to March of the previous quarter	Quantity received by Party A during the period from May to July
August 1	April to June of the previous quarter	Quantity received by Party A during the period from August to October
November 1	July to September of the previous quarter	Quantity received by Party A during the period from November to January of the following year

4. Adjustment Method

The adjustment amount for Variable Elements is calculated by multiplying the quantity (kg) of Recycled PET Resin received by Party A from Toyota Tsusho by the Variable Elements (yen/kg).

[**]

Example: [**]

END

Pursuant to Item 601(b)(10)(iv) of Regulation S-K, certain confidential information has been excluded from this document because JEPLAN, Inc. (“JEPLAN”) has determined that the information (i) is both not material and (ii) is the type that JEPLAN treats as private or confidential. Such information is marked in the document by exhibit with an asterisk [**].